UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2017

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-194636	46-4446281
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 861, Sugar Land, Texas 77487-0861

(Address of principal executive offices)

800-314-8912

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (I7 CFR 240.13e-4(c))

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "MEG" or the "Registrant" refer to Momentous Entertainment Group, Inc.

Item 1.03.Bankruptcy or Receivership.

On September 7th, 2017, Poolworks Ltd. Germany, (“Poolworks”) a wholly owned subsidiary of Momentous Entertainment Group, Inc., a Nevada company (the "Company" or “MEG”), filed for insolvency at the Amtsgericht Charlottenburg (District Court Charlottenburg, in Germany). The provisional insolvency administrator Mr. Jesko Stark, lawyer from the law firm GT Restructuring (the restructuring unit of GreenbergTraurig) has been used for this filing. Mr. Stark is currently leading the development of a restructuring plan for Poolworks. Until this restructuring plan is completed and approved by the court, Poolworks will continue to fully operate its business including continuing with the build out of the Poolworks version 2.0 social media platform.

The Company does not expect this insolvency filing by Poolworks to have a material adverse impact on any of the Company’s other core businesses. The Company continues to work on its other acquisitions of Chimera Games and Blackfox mobile ad networks.

The Company issued a news release announcing the Poolworks insolvency filing in a press release dated October 5, 2017. A copy of the news release is filed as Exhibit 99.13 to this report.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

99.13News release issued October 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017

Momentous Entertainment Group, Inc.

(Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer